As filed with the Securities and Exchange Commission on December 14, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JDS UNIPHASE CORPORATION

(Exact name of registrant as specified in charter)

Delaware	94-2579683
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)

430 North McCarthy Boulevard,

Milpitas, California 95035

(408) 546-5000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Amended and Restated 1998 Employee Stock Purchase Plan

Amended and Restated 2003 Equity Incentive Plan

(Full title of the plans)

Andrew Pollack, Esq.

Sarah Slayen, Esq.

JDS Uniphase Corporation

430 North McCarthy Boulevard

Milpitas, California 95035

(408) 546-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Ed Batts, Esq.

David Richardson, Esq.

DLA Piper LLP (US)

2000 University Avenue

East Palo Alto, California 94303

(650) 833-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to be Registered (1)		Proposed Maximum Aggregate Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value, issued under the Amended and Restated 1998 Employee Stock Purchase Plan (2)	370,321	(3)	$12.49		$4,625,310		$630.90
Common Stock, $0.001 par value, issued under the Amended and Restated 1998 Employee Stock Purchase Plan (2)	368,498	(4)	$10.46		$3,854,490		$525.76
Common Stock, $0.001 par value, issued under the Amended and Restated 1998 Employee Stock Purchase Plan (2)	416,478	(5)	$7.75		$3,227,705		$440.26
Common Stock, $0.001 par value, issued under the Amended and Restated 1998 Employee Stock Purchase Plan (2)	168,364	(6)	$5.61		$944,523		$128.84
Common Stock, $0.001 par value, to be issued under the Amended and Restated 1998 Employee Stock Purchase Plan (2)	5,770,425		$12.41	(7)	$71,610,975	(7)	$9,767.74
Common Stock, $0.001 par value, to be issued under the Amended and Restated 2003 Equity Incentive Plan, as amended (8)	34,200,000		$12.41	(7)	$424,422,000	(7)	$57,891.17
Total	41,294,086				$508,685,003		$69,384.67
(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the applicable plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(2)

The shares of Common Stock being registered by this Registration Statement are in addition to the 6,250,000 shares of Common Stock previously registered on Form S-8 (File Nos. 333-62465, 333-81909, 333-53642 and 333-74226) with respect to the Amended and Restated 1998 Employee Stock Purchase Plan.

(3)	Represents shares of Common Stock issued under the Amended and Restated 1998 Employee Stock Purchase Plan on July 29, 2011.
(4)	Represents shares of Common Stock issued under the Amended and Restated 1998 Employee Stock Purchase Plan on January 31, 2011.
(5)	Represents shares of Common Stock issued under the Amended and Restated 1998 Employee Stock Purchase Plan on July 30, 2010.
(6)	Represents shares of Common Stock issued under the Amended and Restated 1998 Employee Stock Purchase Plan on January 29, 2010.
(7)

Pursuant to Rule 457(h) of the Securities Act, because the price of the shares to be issued pursuant to the applicable plan is not currently determinable, the maximum offering price, per share and in the aggregate, and the registration fee were calculated based on the average of the high and low sale prices of Registrant’s Common Stock as reported on the NASDAQ Global Select Market on December 10, 2012.

(8)

The shares of Common Stock being registered by this Registration Statement are in addition to the 30,000,000 shares of Common Stock previously registered on Form S-8 (File Nos. 333-110497 and 333-139182) with respect to the Amended and Restated 2003 Equity Incentive Plan, as amended.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission (the “Commission”) Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

JDS Uniphase Corporation (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission (File No. 002-22874):

(a)        The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012, filed on August 24, 2012 (excluding Item 1, Item 1A, Item 6, Item 7 and Item 7A);

(b)        The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 29, 2012 filed on November 8, 2012;

(c)         Each of the Registrant’s Current Reports on Form 8-K, filed on August 14, 2012 (two reports filed) (except for Items 2.02 and 9.01 thereof), August 21, 2012, September 18, 2012, October 16, 2012, November 20, 2012 and December 14, 2012, in each case only to the extent filed and not furnished;

(d)        The description of Registrant’s Common Stock contained in Registrant’s Registration Statement on Form 8-A, dated November 15, 1993, and any other amendment or report filed for the purpose of updating such description; and

(e)         The description of Registrant’s preferred share purchase rights contained in Amendment No. 5 to Registrant’s Registration Statement on Form 8-A dated February 15, 2003, and any other amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s Second Restated Certificate of Incorporation contains provisions permitted by Section 102(b)(7) of the DGCL.

Reference is made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal actions or proceedings, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

The Registrant’s Second Restated Certificate of Incorporation, as amended, provides indemnification of directors and officers to the fullest extent permitted by applicable law. The Registrant has obtained liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Registrant.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Documents

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of DLA Piper LLP (US) is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney (contained in signature page hereof).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on December 14, 2012.

JDS UNIPHASE CORPORATION

By	/s/ Thomas Waechter
Thomas Waechter
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Thomas Waechter and Rex Jackson, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement (including all pre-effective and post-effective amendments thereto and all registration statements filed pursuant to Rule 462(b) which incorporate this registration statement by reference), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on December 14, 2012.

Signature	Title

/s/ Thomas Waechter	Chief Executive Officer
Thomas Waechter	President and Director (Principal Executive Officer)

/s/ Rex S. Jackson	Senior Vice President, Business Services and
Rex S. Jackson	Acting Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Keith Barnes	Director
Keith Barnes

/s/ Richard E. Belluzzo	Director
Richard E. Belluzzo

/s/ Harold L. Covert	Director
Harold L. Covert

/s/ Penelope A. Herscher	Director
Penelope A. Herscher

/s/ Masood A. Jabbar	Director
Masood A. Jabbar

/s/ Martin A. Kaplan	Director
Martin A. Kaplan

EXHIBIT INDEX

Exhibit Number	Documents

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of DLA Piper LLP (US) is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney (contained in signature page hereof).